EXHIBIT 10.3.9

Termination of Supplemental Compensation Agreement

This agreement is entered on April 2, 2002 between The Wet Seal, Inc., a Delaware corporation (“Wet Seal”) and Kathy Bronstein (“Bronstein”).

Effective as of February 4, 2002, the parties agree to terminate the Supplemental Compensation Agreement, dated April 1, 2001 (“Exhibit A”).

The parties agree that as of February 4, 2002 and beyond, neither party will retain any obligations whatsoever as delineated on Exhibit A.

“Wet Seal”	“Bronstein”

THE WET SEAL, INC.,

A Delaware Corporation

/s/ WALTER LOEB	/s/ KATHY BRONSTEIN
Walter Loeb Chairman of Compensation Committee	Kathy Bronstein